Exhibit 10.23

SECURED PROMISSORY NOTE

$500,000	July 3, 2012
Canton, Massachusetts

FOR VALUE RECEIVED, Geoff MacKay, a resident of The Commonwealth of Massachusetts (“Payor”), hereby promises to pay to the order of Organogenesis Inc., a Delaware corporation (the “Company”), the principal amount of Five Hundred Thousand Dollars ($500,000), together with interest on the principal balance of this Note from time to time outstanding, all as herein provided.

1.                                      Payment of Principal and Interest.  Subject to prepayment in accordance with Section 2 hereof, the outstanding principal balance of this Note together with all interest accrued and unpaid thereon shall be due and payable on the 10th anniversary of the date hereof.  Interest on the unpaid principal balance of this Note shall accrue from and after the date hereof at the Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code for long-term obligations as of July 2012 (2.30% compounded annually).

2.                                      Optional and Mandatory Prepayment.  Payor may, at any time and from time to time, prepay this Note in whole or in part without premium or penalty.  If Payor prepays this Note in part, such prepayment shall be applied first to interest, and then to principal.  Subject to Section 5 and Section 6(b) hereof, Payor shall be obligated to prepay this Note and all accrued and unpaid interest thereon on the earliest to occur of the following: (a) one business day prior to the Company becoming subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits public companies from extending credit in the form of personal loans to directors or executive officers, such date to be determined in compliance with the Securities and Exchange Commission rules and regulations then in effect; (b) the date that is one month after Payor’s employment with the Company is terminated by the Company for Cause (as defined in the Key Employee Agreement dated as of January 9, 2007 between the Company and Payor, as amended from time to time (the “Employment Agreement”); and (c) the date that is one month after Payor’s employment with the Company is terminated by Payor without Good Reason (as defined in the Employment Agreement).  In the event that Payor intends to terminate employment with the Company for Good Reason, Payor shall notify the Company in writing of Payor’s intent and specify the circumstances giving rise to Payor’s termination for Good Reason.  The Company may cure all breaches under the Employment Agreement within fifteen (15) days after receipt of notice from Payor (the “Cure Period”).  If the Company has not cured within the Cure Period, then Payor’s termination of employment with the Company shall be deemed for Good Reason.  Notwithstanding anything to the contrary in this Note, the Company may only invoke its right to cure two (2) times in any calendar year.

3.                                      Manner of Payment.  Payments under this Note shall be made to the Company at its principal place of business, or to such other location as the Company may specify in writing, either (a) in lawful money of the United States of America, in immediately available funds, (b) by delivery of the Pledged Securities (as defined in Section 4 below), in satisfaction of any unpaid amounts hereunder and in accordance with Section 7(b) of the Pledge Agreement (as defined in Section 4 below), or (c) in any combination of (a) and (b) hereof.

4.                                      Security Interest.  Payment of this Note is secured by a security interest in all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) in the Company owned by Payor (the “Equity Interests”) and all of the Equity Interests that hereafter become owned by Payor and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, the Equity Interests (the “Pledged Securities”), pursuant to a Pledge and Security Agreement of even date herewith between the Company and Payor (the “Pledge Agreement”).  If an Event of Default (as defined in Section 6 below) occurs, the Company shall have all of the rights of a secured party under the Massachusetts Uniform Commercial Code.  Any proceeds from disposition of the Pledged Securities shall be applied first to interest, and then to principal.

5.                                      Recourse.  The Company shall have full recourse against the Pledged Securities in connection with the repayment of the principal and accrued interest owing under this Note.  This Note shall be non-recourse to Payor, and the Company shall not enforce the liability and obligation of Payor hereunder by any action or proceeding wherein a money judgment shall be sought against Payor; provided, however, that the Company may bring appropriate action to enforce and realize upon the Pledge Agreement.  The provisions of this paragraph shall not, however, constitute a waiver, release or impairment of any obligation evidenced or secured by this Note or the Pledge Agreement or impair any other right of the Company except as specifically provided above.

6.                                      Events of Default.

(a)                                 This Note shall become immediately due and payable without notice or demand upon the occurrence of any of the following events (each, an “Event of Default”):

(i)                                     any failure of Payor to make any payment due under this Note within thirty (30) days after the due date, or any other default by Payor in the performance of this Note or its obligations under the Pledge Agreement that is not cured within thirty (30) days after written notice to Payor; or

(ii)                                  the institution by or against Payor of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or the making by Payor of an assignment for the benefit of creditors, in each case that is not fully discharged within ninety (90) days.

(b)                                 Subject to Section 5 hereof, upon the occurrence of an Event of Default, the Company shall have then, and at any time thereafter, all the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in The Commonwealth of Massachusetts or afforded by any other applicable law.

7.                                      Miscellaneous.

(a)                                 Cumulative Remedies.  All obligations of Payor, and all rights, powers and remedies of the Company, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note).

(b)                                 Binding Effect.  This Note shall inure to the benefit of the Company and its successors or assignees.  This Note shall be binding upon Payor and his estate and heirs.

(c)                                  Amendments; Waivers.  No course of dealing by the Company nor any delay on the part of the Company in the exercise of any right or remedy shall operate as a waiver hereunder, and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No covenant, obligation or other provision of this Note may be waived by the Company and no consent contemplated hereby may be given by the Company other than in a writing signed by the Company explicitly waiving such covenant, obligation or provision or giving such consent.  Payor waives presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

(d)                                 Governing Law.  The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(e)                                  Notices.  Any notice, statement, or other communication required or permitted to be given under this Agreement by either party to the other shall be in writing and shall be sufficiently given: (i) upon personal delivery to the person to be notified, (ii) when sent by electronic mail if sent during normal business hours of the recipient or, if sent after normal business hours, on the next business day; provided that, in either case, the sender did not receive an “undeliverable” message or other message indicating that the electronic mail message did not reach its intended recipient, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or Payor, as applicable, at their address as set forth below:

if to the Company, to:

Organogenesis Inc.

150 Dan Road

Canton, MA  02021

Attn: Chairman of the Board

E-mail: maufer@aestores.com

with a copy to:

William R. Kolb, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA  02210

E-mail: wkolb@foleyhoag.com

if to Payor, to:

Geoff MacKay

E-mail: GMacKay@Organo.com

Either party may at any time change its or his address or e-mail address for purposes of this paragraph by notice given as aforesaid.

Executed under seal as of the date first above written.

/s/ Geoff MacKay
Geoff MacKay

ACCEPTED:

Organogenesis Inc.

By:	/s/ Henry Hagopian
Name: Henry Hagopian
Title: Controller